                                        BOSTON TECHNOLOGY, INC.
                                        100 Quannapowitt Parkway
                                        Wakefield, Massachusetts  01880

                                        May 2, 1995




VIA EDGAR
- - ---------

Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

        Re: Boston Technology, Inc.
            Commission File No. 0-17384
            Preliminary Proxy Materials
            ---------------------------

Ladies and Gentlemen:

        Pursuant to the requirements of Rule 14a-6 (a) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), enclosed for filing in EDGAR electronic format pursuant to the requirements of Regulation S-T is a copy of the Preliminary Proxy Statement and Notice of Meeting of Boston Technology, Inc. (the "Company"), which are to be used in connection with the 1995 Annual Meeting of Stockholders to be held on June 22, 1995. Attached as appendices to the Proxy Statement are the form of Proxy and, pursuant to Instruction 3 to Item 10 of Schedule 14A, copies of the Company's 1995 Employee Stock Purchase Plan and 1995 Director Stock Option Plan. The Company anticipates mailing definitive proxy materials to stockholders on or about May 16, 1995.

        The Preliminary Proxy Statement contains a proposal to amend the Company's Certificate of Incorporation to increase from 35,000,000 to 60,000,000 the number of authorized shares of Common Stock. The record date for shares eligible to vote at the Annual Meeting is May 1, 1995.

        In accordance with the requirements of Regulation S-T and the EDGAR system, a wire transfer in the amount of $125.00 in payment of the filing fee has previously been sent to the Commission's lockbox at Mellon Bank in Pittsburgh.

        If you have any questions or comments regarding the enclosed material, kindly contact the undersigned.

                                        Very truly yours,

                                        /s/ Carol B. Langer
                                        ---------------------
                                        Carol B. Langer, Secretary

                        BOSTON TECHNOLOGY, INC.
                        100 Quannapowitt Parkway
                        Wakefield, Massachusetts  01880


                        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JUNE 22, 1995


To the Stockholders:

        The Annual Meeting of Stockholders of Boston Technology, Inc. (the "Company") will be held at the Marriott Hotel, 8A Centennial Drive, Peabody, Massachusetts, on Thursday, June 22, 1995 at 3:00 p.m., local time, to consider and act upon the following matters described in the Proxy Statement:

 1. To elect six directors for the ensuing year.

 2. To ratify and approve the Board of Directors adoption of the Company's 1995 Employee Stock Purchase Plan as described in the Proxy Statement.

 3. To ratify and approve the Board of Directors adoption of the 1995 Director Stock Option Plan as described in the Proxy Statement.

 4. To approve an Amendment to the Company's Certificate of Incorporation increasing the authorized Common Stock of the Company to 60,000,000 shares.

 5. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on May 1, 1995 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

        All stockholders are cordially invited to attend the meeting.

                                        By order of the Board of Directors

                                        /s/ Carol B. Langer
                                        -------------------
                                        Carol B. Langer, Secretary

Wakefield, Massachusetts
May 16, 1995

        THE BOARD OF DIRECTORS CONSIDERS THE VOTE OF ALL STOCKHOLDERS TO BE IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                        BOSTON TECHNOLOGY, INC.
                        100 Quannapowitt Parkway
                        Wakefield, Massachusetts  01880


        PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        June 22, 1995


        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Boston Technology, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company
(the "Annual Meeting") to be held at the Marriott Hotel, 8A Centennial Drive, Peabody, Massachusetts, at 3:00 p.m. on Thursday, June 22, 1995, (and at any adjournments thereof), for the purposes set forth in the foregoing Notice.

        The close of business on May 1, 1995 has been established as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting, and at any adjournments thereof. As of the record date, there were issued and outstanding and entitled to vote 25,052,993 shares of Common Stock of the Company, par value $.001 per share ("Common Stock"). Holders of shares of Common Stock are entitled to one vote for each share owned at the record date on all matters to come before the meeting and any adjournments thereof.

        This Proxy Statement and the accompanying proxy materials were mailed to stockholders of the Company on or about May 16, 1995. The financial statements of the Company for the fiscal year ended January 31, 1995 are contained in the Annual Report to Stockholders which is being mailed to stockholders of the Company together with this Proxy Statement.

        All proxies will be voted in accordance with the instructions contained therein. If no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice and, with respect to any other business which may properly come before the meeting, in the discretion of the named proxies. Any proxy may be revoked by a stockholder at any time before it is exercised by written revocation sent to Carol B. Langer, Secretary of the Company.

Votes Required

        A quorum at the Annual Meeting shall consist of one-third (1/3) of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy. The six director nominees who receive a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting will be elected. The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock is required for the approval of the proposed amendment to the Company's Certificate of Incorporation.
The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting and voting on the matter is required for the approval of the other matters set forth in the foregoing Notice.

        Shares of Common Stock represented in person or by proxy at the Annual Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Annual Meeting) will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter by a stockholder present in person or represented by proxy at the Annual Meeting has the same legal effect as a vote "against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such vote differently. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as voting on such matter nor as present and entitled to vote with respect to that matter. Accordingly, a "broker-no-vote" on a matter that requires the affirmative vote of a certain percentage of shares present and entitled to vote on the matter, such as the election of directors and the approval of the Company's 1995 Employee Stock Purchase Plan and 1995 Director Stock Option Plan, has no effect on the voting of such matter, while a "broker-no-vote" on a matter that requires the affirmative vote of a certain percentage of the outstanding shares, such as the approval of the proposed Amendment to the Company's Certificate of Incorporation, has the same effect as a vote against the matter.

Beneficial Ownership

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of March 31, 1995, by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company's directors,
(iii) each executive officer named in the "Summary Compensation Table" and
(iv) all directors and executive officers of the Company as a group.

                                  Number of Shares       Percentage of Common
Name of Beneficial Owner(s)       Beneficially Owned(a)  Stock Outstanding
- - ---------------------------       ---------------------  --------------------
  Directors and Executive Officers
Greg C. Carr..............................3,044,000 (b)           12.0%
Richard J. Connaughton.......................67,200 (c)              *
Herman B. Leonard...........................185,200 (d)              *
Joseph E. Norberg............................65,000 (d)              *
Richard K. Snelling..........................36,270 (d)              *
John C. W. Taylor...........................199,685 (e)              *
Paul W. DeLacey..............................92,847 (e)              *
Francis E. Girard............................89,750 (e)              *
Robert Slezak...............................103,000 (e)              *
A. K. Wnorowski..............................81,874 (e)              *
All directors and executive officers
        as a group (13 persons)...........4,017,116 (f)           15.8%

       Non-Directors or Officers
Scott A. Jones............................2,190,395 (g)            8.6%
George D. Bjurman & Associates ("GDBA")...1,568,619 (h)            6.2%

___________________
* Less than 1%

(a) The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 31, 1995 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(b) The business address for Mr. Carr is c/o Boston
Technology, Inc., 100 Quannapowitt Parkway, Wakefield,
Massachusetts 01880.

(c) Includes 65,000 shares which Mr. Connaughton has the right to acquire within 60 days after March 31, 1995 upon exercise of outstanding stock options; and 2,200 shares which Mr. Connaughton holds in a Trust and to which Mr. Connaughton disclaims beneficial ownership.
Mr. Connaughton has no voting or dispositive power over the shares held in such Trust.

(d) Includes 65,000, 65,000 and 15,000 shares which Messrs.
Leonard, Norberg and Snelling, respectively, have the right to acquire within 60 days after March 31, 1995 upon exercise of outstanding stock options.

(e) Includes 199,685, 90,000, 55,750, 103,000 and 3,490
shares which Messrs. Taylor, DeLacey, Girard, Slezak and
Wnorowski, respectively, have the right to acquire within 60 days after March 31, 1995 upon exercise of outstanding stock options.

(f) Includes 683,259 shares which all executive officers and directors as a group have the right to acquire within 60 days after March 31, 1995 upon exercise of outstanding stock options. Also includes the shares described in note (3) above.

(g) Mr. Jones' business address is P. O. Box 215, Prides
Crossing, Massachusetts  01965.

(h) George D. Bjurman & Associates ("GDBA"), including George Andrew Bjurman and Owen Thomas Barry III, have a business address at 10100 Santa Monica Boulevard, Suite
1200, Los Angeles, California  90067.  GDBA filed a
Schedule 13G with the Securities and Exchange Commission on February 14, 1995 declaring their beneficial ownership in the Common Stock of the Company, and the information contained herein is based on the information contained in such Schedule 13G. In the Schedule 13G filing, Messrs. Bjurman and Barry disclaimed direct beneficial ownership in the GDBA ownership of the Common Stock.

                ELECTION OF DIRECTORS

        The persons named in the enclosed Proxy will vote to elect as directors the six nominees named below, unless authority to vote for the election of directors is withheld by marking the Proxy to that effect or the Proxy is marked with the names of directors as to whom authority to vote is withheld.
The Proxy may not be voted for more than six directors.

        All of the directors so elected will serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. If a nominee becomes unavailable, the person acting under the Proxy may vote the Proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unavailable.

        The following table sets forth the name and age of each nominee and the positions and offices held by him, his principal occupation and business experience and the year in which he first became a director of the Company:

                                                                   Director
 Name and Principal Occupation                          Age         Since
 -----------------------------                          ---        ---------
Greg C. Carr.......................................     35           1986
  Chairman of the Board of Directors of the Company

Richard J. Connaughton...............................   44           1988
  President and Chief Executive Officer of Connaughton
  Development Corporation

Herman B. Leonard..................................     42           1989
  Professor and Academic Dean for Teaching Programs,
  Kennedy School of Government, Harvard University

Joseph E. Norberg...................................    48           1990
  Chief Financial Officer and Treasurer of
  Hill, Holliday, Connors, Cosmopulos, Inc.

Richard K. Snelling......................               63           1993
  Chairman and Chief Executive Officer of
  Videoconferencing Systems, Inc.

Dr. John C.W. Taylor..................................  49           1994
  President and Chief Executive Officer of the Company

        Mr. Carr, one of the Company's two co-founders, served as President and Chief Executive Officer of the Company from
April 1986 to September 1991, and as Chief Executive Officer from September 1991 to August 1992. He has served as a director since the Company's formation in April 1986 and as Chairman of the Board since April 1992. Mr. Carr holds a
B.S. degree in History from Utah State University and a Masters Degree in Public Policy from Harvard University.

        Mr. Connaughton has been a director of the Company since November 1988. He has been the President and Chief Executive Officer of Connaughton Development Corporation, a high technology investment and development firm based in Massachusetts, since he founded that firm in 1987. From 1972 to 1987, Mr. Connaughton held several positions with Wang Laboratories, Inc., a manufacturer of computers, word processing equipment and related peripheral devices, including Vice President of Telecommunications Products from 1986 to 1987 and Vice President of Independent Sales Organizations from 1984 to 1986. He received a B.S. degree in Mathematics from Springfield College in 1972.

        Dr. Leonard has served as a director of the Company since November 1989 and previously served as its Treasurer from January 1987 until November 1989. Dr. Leonard is a Baker Professor of Public Management at the Kennedy School of Government, Harvard University, a position which he has held since 1986, and the Academic Dean for the Teaching Programs, also at Harvard University, a position which he has held since July 1992. He was an Associate Professor of Public
Policy from 1983 to 1986, and an Assistant Professor from 1979 to 1983, at Harvard University. Dr. Leonard holds A.B., A.M. and Ph.D. degrees in Economics from Harvard University.

        Mr. Norberg, who has been a director of the Company since May 1990, has been the Chief Financial Officer and Treasurer of Hill, Holliday, Connors, Cosmopulos, Inc., an advertising agency located in Boston, Massachusetts, since 1986. From
1979 to 1985, Mr. Norberg held several positions at Wang Laboratories, Inc., including Vice President and Controller of U.S. Operations from 1984 to 1985. Mr. Norberg received a B.S. degree in Management from Boston College in 1968.

        Mr. Snelling has served as a director of the Company since November 1993. Mr. Snelling was employed for 35 years by Southern Bell and BellSouth Telecommunications and retired from BellSouth as Executive Vice President in December 1991.
He was the founder and Director/CEO of the Georgia Center of Advanced Telecommunications Technology and served as its Chairman of the Board until February 1993. He is currently Chairman and Chief Executive Officer of Videoconferencing
Systems, Inc., a worldwide provider of videoconferencing systems to businesses. Mr. Snelling is an engineering graduate of the University of Florida and a registered professional and member of the Georgia and National Society of Professional Engineers. He is a Fellow in the Institute of Electrical and Electronics Engineers in which he serves as a member-at-large of the Communication Society and is a member of the Georgia Tech Advisory Board and the President's Council of the University of Florida.

        Dr. Taylor has served as a director of the Company since June 1994. He joined the Company as President and Chief Executive Officer in January 1993. Dr. Taylor has more than
25 years of experience in the communications industry, including senior management positions at Northern Telecom, Inc. and General DataComm Industries, Inc. From 1991 to
1992, he served as Corporate Vice President of Business Development for Northern Telecom, responsible for corporate business strategy and investment for the company's billion-dollar annual research and development program, as well as for merger and acquisition planning. From 1987 to 1991, he was Group Vice President of Transmission for Northern
Telecom.  From 1982 to 1987, Dr. Taylor was President and
Chief Operating Officer of General DataComm Industries, Inc., a supplier of data communications equipment. Prior to 1982, Dr. Taylor was at Northern Telecom for 13 years in a succession of management positions. Dr. Taylor graduated from the University of St. Andrews in Scotland with a degree in physics and holds a Ph.D. in solid state physics from the University of Alberta, Canada.

        Messrs. Burke and Connaughton are first cousins. There are no other family relationships among any of the Company's executive officers and directors.

Meetings of the Board of Directors and Committees

        During the fiscal year ended January 31, 1995, the Board of Directors held seven meetings. The Company has an Audit
Committee, consisting of Messrs. Connaughton, Leonard and
Norberg, which met twice in the fiscal year ended January 31, 1995. The Company has a Compensation Committee, consisting of Messrs. Carr, Connaughton and Norberg, which met twice in the fiscal year ended January 31, 1995. Its report is included in this Proxy Statement. The Company has no standing Nominating Committee or committee serving a similar function. During the fiscal year ended January 31, 1995, each director attended at least 75% of the total number of meetings of the Board of Directors and committees of which he was a member.

        The principal responsibilities of the Audit Committee of the Board of Directors are to (a) review the performance of the Company's auditors during the annual audit; (b) review the Company's internal control policies and procedures; and (c) consider and recommend the selection of the Company's independent auditors. The responsibilities of the Compensation Committee are described in its report included in this Proxy Statement.

Director Compensation

        Directors who are also officers of the Company do not receive compensation for their services to the Company as directors. Directors who are not officers of the Company are reimbursed for out-of-pocket expenses for attending Board and committee meetings, but otherwise receive no compensation for service as directors. At the 1992 Annual Meeting of Stockholders, the stockholders approved the 1992 Directors' Stock Option Plan, which provides for the automatic grant of options to purchase 15,000 shares of Common Stock on each of March 1, 1992, March 1, 1993 and March 1, 1994 to each of the Company"s outside directors. These options vest and become exercisable on the grant date. Messrs. Connaughton, Leonard and Norberg were each granted options to purchase 15,000 shares of Common Stock on March 1, 1992 at an exercise price of $3.38 per share, on March 1, 1993 at an exercise price of $9.25 per share and on March 1, 1994 at an exercise price of $12.63 per share, in each case representing the fair market value of the Common Stock on the date of grant. In 1994, the stockholders approved an Amendment to the 1992 Directors' Stock Option Plan and authorized the issuance of an additional 15,000 shares of Common Stock, effective March 1, 1994 at an exercise price of $12.63, to allow for the grant of an option to purchase such shares to Mr. Richard K. Snelling in conjunction with his election to the Board of Directors, on November 15, 1993.

        In this Proxy Statement the stockholders are being requested to vote on the new 1995 Director Stock Option Plan, which is described in more detail herein.

Executive Officers

        Executive officers are elected by the Board of Directors
annually at its meeting immediately following the Annual
Meeting of Stockholders, and hold office until the next
annual meeting unless they sooner resign or are removed from office.  The following table sets forth the name, age and
principal position with the Company of each current executive officer:
Name                                      Age   Position
- - -----                                     ---   --------
William J. Burke......................... 50    Vice President of Corporate Planning

Paul W. DeLacey.......................... 52    Executive Vice President and Chief Operating Officer

Francis E. Girard.........................56    Executive Vice President of World Sales

Carol B. Langer...........................45    Vice President of Finance, Chief Financial Officer,
                                                Treasurer and Secretary

Robert J. Slezak.........................45     Executive Vice President of Development

Dr. John C. W. Taylor....................49     President and Chief Executive Officer

John M. Weaver...........................40     Vice President of Operations and Customer Service
                                                Groups

A. K. Wnorowski..........................53     Senior Vice President of Administration and General
                                                Counsel

        Mr. Burke has served as Vice President of Corporate Planning since October 1994. Previously, he served as Vice President of Finance, Chief Financial Officer and Secretary of the
Company since September 1988 and as Treasurer since November
1989.  From 1978 to 1988, Mr. Burke was employed by Infinet,
Inc., a provider of network control and integrated data communications products to Regional Bell Operating Companies
("RBOCs") and other users, as its Vice President of Finance and Administration. Prior to that time, Mr. Burke was Corporate Controller with Hayden Wegman, Inc., a consulting engineering subsidiary of Peabody International, from 1975 to 1978, and held senior financial planning positions with Honeywell Information Systems, a manufacturer of computers and related peripheral devices, from 1971 to 1975. Mr. Burke holds a B.S. degree in Accounting from Bentley College and a M.B.A. from Suffolk University. Mr. Burke has also completed the MBA Program at Amos Tuck School at Dartmouth College.

        Mr. DeLacey has served as Executive Vice President and Chief Operating Officer since October 1994. He previously served as Senior Vice President and General Manager of International from January 1993 to October 1994. He joined the Company as
Vice President of Manufacturing in May 1989.  He became Vice
President of Operations in November 1989 and General Manager of International in November 1991. Previously, he was Vice
President of Operations for General DataComm Industries,
Inc., a manufacturer of data communications equipment and a supplier to the RBOCs and other users, from 1985 to 1989. He previously worked for 20 years at Honeywell Information
Systems, where he served as Vice President of Manufacturing
Operations from 1982 to 1985.

        Mr. Girard has served as Executive Vice President of World Sales since October 1994. He joined the Company in January
1989 as Senior Vice President of Sales and assumed the position of Senior Vice President and General Manager of
North American Markets in January 1994.  Previously, he was
Vice President of Sales, Marketing and Support for NEC
Information Systems, Inc., a U.S. distributor of NEC computers and peripherals, from 1985 to 1989. Mr. Girard has also served as Director of Marketing for the National
Independent Sales Organization and Reseller Marketing programs at Wang Laboratories, Inc., from 1983 to 1985, in addition to several other sales and marketing management positions. Mr. Girard holds a B.A. degree in Business from Merrimack College.

        Ms. Langer has served as Vice President of Finance, Chief Financial Officer, Treasurer and Secretary, since October
1994.  She joined the Company in January 1993 as Corporate
Controller.   Previously she was a Senior Audit Manager with
KPMG Peat Marwick from 1987 to 1993. Prior to her employment with KPMG Peat Marwick, she was Controller for Charles River Biotechnical Services, Inc., from 1986 to 1987. From 1982 to 1986 she was a Financial Planning Manager at M/A-Com MAC,
Inc. and from 1978 to 1982 she was an Audit Manager at KPMG
Peat Marwick. Ms. Langer holds an M.S. degree in Accounting from Northeastern University, and an A.B. in English Language and Literature from Boston University. She is also a Certified Public Accountant in Massachusetts.

        Mr. Slezak has served as Executive Vice President of Development since October 1994. He joined the Company in May 1992 as Vice President of Research and Development. From 1987 to 1990, he was employed by International Computers, Ltd., a provider of high-end computer systems to RBOCs and other users, where he held the position of Vice President, Engineering. Previously, Mr. Slezak was Director, Core Systems Software, in addition to holding several other software development and management positions, at Wang Laboratories, Inc., from 1979 to 1987. Mr. Slezak holds a B.S. degree in Mechanical and Aerospace Engineering, and a Master's degree in Computer Science from the Illinois Institute of Technology, and a Master of Management degree from Northwestern University.

        Dr. Taylor's biography appears in the "Election of Directors" section of this Proxy Statement.

        Mr. Weaver joined the Company as Vice President-Operations and Customer Service Groups in October 1994. From 1979 through October 1994, Mr. Weaver held various positions with Digital Equipment Corporation, including Plant Manager,

Manager of Manufacturing Engineering and Operations, and other Manufacturing Management positions. Previously he was employed by the General Electric Corporation from 1976 to 1979. Mr. Weaver holds a B.S. Degree in Mechanical Engineering from the University of Notre Dame. Mr. Weaver has completed Masters Courses in C.S. and I.E. at Rensselaer Polytechnic University.

        Mr. Wnorowski joined the Company in November 1991 as Senior Vice President of Administration, responsible for all human resources, legal and administrative matters. He was elected to the additional position of General Counsel in July 1992.
In October 1994, he relinquished the responsibility for human resources and assumed responsibility for Information Services and Support. Prior to joining the Company, Mr. Wnorowski served from 1986 to September 1990 as Senior Vice President and General Counsel for US Sprint Communications Company.
From 1985 to 1986, he was Vice President-General Counsel and
Regulatory for GTE Sprint Communications Company. He previously held executive and general counsel positions with seven GTE Corporation telephone operating companies during the period from 1973 through 1985. After leaving US Sprint in 1990, Mr. Wnorowski was associated with the Kansas City, Missouri law firm of Spencer, Fane, Britt and Browne. Mr.
Wnorowski holds a B.A. degree from Niagara University and a J.D. degree from St. John's University School of Law.


Compensation Tables

        The following table provides information on the compensation received by the Chief Executive Officer and the four other most highly compensated executive officers during fiscal year
1995 (collectively, the "named executive officers") and for the three fiscal years ended January 31, 1995.



                        Annual Compensation
                                                Long-term Com-
                                                -----------------
                                                pensations  Awards
                                                -------------------

Name and                                                    Other        Securities   All other
Principal                  Fiscal   Salary      Bonus       Annual       Underlying   Compen-
                                                          Compensation   Options      sation
Position                    Year     ($)         ($)           ($)          (#)         ($)
- - -----------------          ------  --------    --------   ------------   ----------   ----------
John C. W. Taylor           1995   $263,000      - -       $  52,000  a    50,000
President and CEO           1994   $250,000      - -       $  35,000  a    47,283     $40,000 d
                            1993   $  9,000 b    - -                      340,000     $60,000 d
Paul W. DeLacey             1995   $183,000    $109,000        - -         50,000     $ 1,500 e
Executive Vice President    1994   $176,000    $ 70,000        - -         30,394     $ 1,200 e
and COO                     1993   $159,000    $ 86,000        - -          8,000     $ 1,200 e
Francis E. Girard           1995   $178,000    $112,000    $  12,000  c    50,000     $ 1,500 e
Executive Vice President of 1994   $170,000    $ 75,000    $  12,000  c    52,980     $ 1,200 e
World Sales                 1993   $153,000    $101,000    $  12,000  c     5,000     $ 1,200 e
Robert J. Slezak            1995   $160,000    $108,000         - -        25,000     $ 1,500 e
Executive Vice President of 1994   $146,000    $ 60,000    $   5,000  a    31,666        - -
Development                 1993   $102,000    $ 31,000    $  36,000  a   120,000        - -
A.K. Wnorowski              1995   $174,000    $ 73,000         - -        15,000     $ 1,500 e
Senior Vice President  of   1994   $166,000    $ 73,000         - -        24,146     $ 1,200 e
Administration and General  1993   $153,000    $ 65,000    $ 200,000  a     8,000     $ 1,200 e
Counsel

a) Represents relocation expenses associated with the hiring of Messrs. Taylor, Slezak and Wnorowski.

b) Represents partial year compensation for Dr. Taylor who began employment on January 19, 1993.

c) Represents aggregate monthly expense stipends paid pursuant to Mr. Girard's employment agreement.

d) Represents payment for consulting services rendered prior to, but paid subsequent to, Dr. Taylor's election as President and Chief Executive Officer.

e) Represents Company matching contributions to the Boston
Technology Employee Savings and Profit Sharing Plan (401(K)
Plan).

OPTIONS GRANTS IN LAST FISCAL YEAR

        The following table summarizes stock options granted during fiscal year 1995 to the named executive officers under the Company's stock option plans. The amounts shown as potential realizable values of these options are based on assumed annual rates of appreciation in the price of the Company's
Common Stock of five percent and ten percent over the term of the options, as required by the Securities and Exchange
Commission, and are not intended to forecast future appreciation of the Company's stock price. The named officers will realize no gain upon the exercise of these options without an increase in the price of the Company's
Common Stock, which increase will benefit all stockholders proportionately.



                      Individual Grants
                  Number of    Percent                                 Potential Realizable
                  Securities   of Total                                Value at Assumed
                  Underlying   Options                                 Annual Rates of Stock
                  Options      Granted to    Exercise or               Price Appreciation for
                  Granted      Employees in  Base Price    Expiration      Option Term
Name                (#)        Fiscal Year    ($/Sh)        Date        5% ($)    10% ($)
- - ----------------- --------     ------------  ------------   ---------- --------   ------------
John C. W. Taylor  50,000  a       5.9%       $  9.81       6/01/2004  $308,473   $   781,731
Paul W. DeLacey    50,000  b       5.9%       $ 12.63       9/21/2004  $397,147   $ 1,006,448
Francis E. Girard  50,000  b       5.9%       $ 12.63       9/21/2004  $397,147   $ 1,006,448
Robert J. Slezak   25,000  c       3.0%       $ 12.63       9/21/2004  $198,573   $   503,224
A.K. Wnorowski     15,000  c       1.8%       $ 12.63       9/21/2004  $119,144   $   301,935

a) Dr. Taylor's option grant vests, in its entirety, on January 19, 1998.

b) Option grants for Messrs. DeLacey and Girard vest in four equal annual installments beginning one year after the date of grant.

c) Option grants for Messrs. Slezak and Wnorowski vest in three equal annual installments beginning one year after the date of grant.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES


        The following table summarizes the net value realized on the exercise of options in fiscal year 1995, and the value of outstanding options as of January 31, 1995 for the named executives officers.
                                                                                     Value of Unexercised
                                                    Number of Securities             In-the-Money Options
                                                    Underlying Unexercised           at Fiscal Year-End
                                                    Options at Fiscal Year-End (#)           ($)b
                                                    -------------------------------  ---------------------------
                  Shares Acquired   Value
Name              on Exercise (#)   Realized ($) a  Exercisable  Unexercisable       Exercisable  Unexercisable
- - ----------------- ----------------- ------------    ------------ --------------      -----------  -------------
John C. W. Taylor      - -               - -          186,685     250,598            $ 1,090,028  $ 1,238,837
Paul W. DeLacey        - -               - -           90,000      90,894            $   895,355  $   274,916
Francis E. Girard     28,750           $328,000        55,750     104,730            $   488,952  $   268,138
Robert J. Slezak       - -               - -           79,000      97,666            $   773,230  $   600,189
A.K. Wnorowski        62,510           $637,000         3,490      69,146            $    22,231  $   413,489

a) The value of exercised options is calculated by subtracting the exercise or base price from the fair market value of the securities underlying the options as of the exercise date.

b) The value of unexercised in-the-money options is calculated by subtracting the exercise or base price from the fair market value of the securities underlying the options as of the fiscal year-end.

PERFORMANCE GRAPH

 The following table shows a five year cumulative total return to stockholders for Boston Technology, Inc. ("BSTN"), the CRSP Total Return Index for the Nasdaq National Market (U.S. Companies), (the "Nasdaq Composite Index") and Standard & Poors Communication Equipment/Manufacturers Index, assuming an investment of $100 on January 31, 1990 and the reinvestment of all dividends.

The x-axis is the year ended January.
The y-axis is the total cumulative stockholder return.
The graph has three lines showing the cumulative returns of $100 invested over five years in BSTN (Line 1), the S&P Communication Equipment/ Manufacturing Index (Line 2) and the Nasdaq Composite Index (Line 3).
The graphed data is tabulated below:


Lines 1,2,3:               1/31/90 1/31/91 1/31/92 1/31/93 1/31/94 1/31/95
- - ------------               ------- ------- ------- ------- ------- -------
(1) BSTN                    $100    $ 35    $ 59    $131    $184    $204
(2) S&P Comm. Equip/
       Manuf. Index         $100    $112    $181    $192    $191    $200
(3) Nasdaq Composite Index  $100    $103    $158    $179    $204    $204

Report of the Board of Directors -  Compensation Committee

        The Company's compensation program is administered by a Compensation Committee. This Committee was formed by the Board of Directors in May 1993 and consists of Messrs. Carr, Connaughton and Norberg, a majority of whom are outside disinterested directors. With the formation of the Compensation Committee, the Company's Stock Option Committee was discontinued. The responsibilities of the Compensation Committee are to (a) establish the total compensation package of the President and Chief Executive Officer, (b) review and approve the compensation of executive officers including salary, bonus, stock options and other compensation, and (c) review and approve the grant of stock options for all employees of the Company.

 Compensation Philosophy
 -----------------------
        The Company's Executive Compensation Program has been structured to attract, retain and reward executive officers for meeting the Company's goals and objectives for each individual fiscal year, as well as to achieve its long-term strategies. In determining executive compensation, input is received from the President and Chief Executive Officer and the Human Resources Department.

        In establishing overall compensation for its executives, the Company reviews compensation surveys of growth companies in the high technology industry. In order to attract and retain executives who can handle multiple responsibilities in a fast growing company, the Board also considers the experience and background of the individual executive and the breadth of responsibilities that he or she is expected to assume with the Company. All of the executives, including the President and Chief Executive Officer, must be familiar with all aspects of the business in order for the Company to identify and implement, through its executive officer team, the necessary vision to allow the Company to grow its business and reward stockholders through increased value of their holdings.

 Executive Compensation Structure
 --------------------------------
        The compensation of executive officers consists of a base salary, an annual bonus, which is based upon a percentage of the executive's base salary, and stock options granted through the Company's long-term 1989 Stock Option Plan
("Stock Option Plan") and the 1994 Stock Incentive Plan. The only exception to the award of an annual bonus is to Dr.
Taylor, the President and Chief Executive Officer. In his case, in 1994 the Committee approved the grant of 35,283 non-statutory stock options, at an exercise price of $11.50 per share vesting over a period of four to ten year, in lieu of any bonus for fiscal year 1994 and the next four (4) years of Dr. Taylor's service with the Company, including fiscal year 1995.

Base Salary:
- - -----------
In fixing salary, the Committee's goal is to assure a base salary level sufficient to attract and retain key executives, but to balance that goal with significant bonus and long-term incentives which assure that a significant portion of compensation is dependent upon financial performance of the Company. For fiscal year 1996, the Committee limited general salary increases for all executives, including Dr. Taylor, to five percent (5%), consistent with the current inflation trend and general increases nationwide.

Bonuses:
- - -------
The annual bonus is allocated at fifty percent
(50%) for achievement of the Company's financial goals, and the resultant increase in stockholder value and fifty percent (50%) for achievement of the individual's personal performance. During fiscal year 1995 the Company exceeded its financial goals, with a growth in net income amounting to 48% over fiscal year 1994 and net income per share increasing by 93% over fiscal year 1994. As a result of this performance, the Board approved the payment of the bonuses, and agreed that the Company performance be valued at an additional eight percent (8%). The aggregate of bonus payments to the executive officers as a group amounted to $630,775. The determination of the actual percentage which was paid to each executive was based upon an evaluation by the President and Chief Executive Officer of the individual's performance and contribution to the Company's overall performance, and were approved in each case by the Compensation Committee.

Stock Options:
- - -------------
In 1989, the Company adopted the Stock
Option Plan to motivate and reward not only executives but all employees of the Company for their contributions to the growth of stockholder value. In 1994, the stockholders approved the 1994 Stock Incentive Plan which allows the Company further flexibility to issue stock options and/or Common Stock to executives and employees, as determined by the Compensation Committee. It is the judgment of the Compensation Committee that stock options are important incentives for executive officers to remain with the Company and to align their interests with those of the stockholders. Stock options are granted to executive officers on the same terms as other employees of the Company, without any discount in the exercise price, which price is fixed at a market value on the date of the grant. Furthermore, executive officers' stock options generally vest over a period of three or more years.

        The Committee considers the grant of options to executive officers on an annual basis, in order to permit the regular valuation of management equity participation and to monitor the corresponding impact on equity dilution to stockholders. During fiscal year 1995, the Compensation Committee approved the grant of 305,000 options to purchase shares for all executive officers as a group (including Dr. Taylor), at exercise prices ranging from $9.00 to $14.33 per share, in each case representing the fair market value of the Common
Stock on the date of grant.

        The Compensation Committee also believes that the grant of stock options may, under certain circumstances, provide an incentive for executive officers to achieve "stretch" financial goals. In 1994, the Committee, with the concurrence of the full Board, adopted a Special Fiscal Year
1995 incentive program, under which it established "stretch" financial goals for the executive officers and granted options to purchase an aggregate of 78,750 shares to the executive officers as a group (excluding Dr. Taylor) at an exercise price of $11.50 per share, representing the fair market value of the Company Stock on the date of grant. The Committee and Board concluded that "stretch goals" were not met for fiscal year 1995, and hence no such options became vested. For fiscal year 1996, the Compensation Committee, with the concurrence of the full Board, again established "stretch" financial goals for the executive officers, under which the options for 78,750 shares previously described will, if the Company achieves the stretch goals for the fiscal year 1996, be fully vested. If the goals are not achieved, the options will not vest until the year 2003. The Compensation Committee and the full Board of Directors believe that incentives tied directly to financial performance of the Company benefit not only the executives, but the stockholders through increased stockholder value.

Other Benefits:
- - --------------
In addition, executive officers also
participate in various other benefit programs, such as the health, dental and life insurance programs, the Employee Savings and Profit Sharing Plan ("the 401(k) Plan"), and the Employee Stock Purchase Plan. These benefit programs are available to executive officers on the same terms and conditions as they are available to all employees. The Employee Stock Purchase Plan, for example, allows participants to purchase shares in the Company at a discount of approximately 15% of the fair market value at the beginning or end of the applicable purchase period. This provides an additional incentive for executives to participate in the long-term success of the Company through further investment in Company stock. The Company has no defined benefit or actuarial pension plan.

        In addition, an Officers Deferred Compensation Plan is made available to executive officers. Under the Deferred
Compensation Plan, the officer has the option to defer all or a portion of salary and/or bonus until retirement, separation or a fixed date at least five years from the date of election. The deferred amounts are retained as Company assets but are invested, at the officer's election, in either a guaranteed interest investment option or a designated mutual fund. This is a non-qualified plan which will be administered by the Board, and is subject to revision or termination at the Board's discretion. As of January 31, 1995, a total of $100,646 has been deferred by various officers under the Plan.

Summary of Compensation of Chief Executive Officer
- - --------------------------------------------------
        During fiscal year 1995, the Company's President and Chief Executive Officer, Dr. John C. W. Taylor, received salary compensation of $263,000. In addition, in fiscal year 1995, the Committee approved a grant to Dr. Taylor of stock options for the purchase of 50,000 shares of the Company's Common
Stock at an exercise price of $9.81, vesting in their entirety on January 19, 1998. This grant was made to continue to align the interests of Dr. Taylor with those of the stockholders and to provide an additional incentive to Dr. Taylor to continue to improve the performance of the Company over this period of time and to increase the stockholder value in the Company.

 Compliance with Internal Revenue Code Section 162(m)
 ----------------------------------------------------
 The Company does not believe that Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company's Chief Executive Officer and four other most highly compensated executive officers, will generally have an effect on the Company. The Committee intends to periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of its executive officer compensation to comply with certain exemptions provided in Section 162(m).

 Compensation Committee
        Greg C. Carr
        Richard J. Connaughton
        Joseph E. Norberg


Compensation Committee Interlocks and Insider Participation

 Messrs. Carr, Connaughton and Norberg served on the Compensation Committee during fiscal year 1995. Greg C. Carr is a former officer of the Company.

 In July, 1991, the Company entered into an equipment lease agreement (the "Lease") with Voice Messaging of Colorado, Inc. ("VMC"), pursuant to which the Company leased certain voice processing equipment to VMC for a period of five years. During fiscal year 1994, VMC subleased and assigned certain of the equipment to a current customer of the Company. The Company approved the sublease and assignment. Gordon J. Heuser, the principal stockholder and an executive officer of VMC, and Kenneth W. Carr, the brother of Greg C. Carr, are partners in a law firm that has guaranteed the payment of the obligations of VMC under the Lease. Messrs. Heuser and Kenneth Carr have also provided their personal guarantees. Kenneth C. Carr is neither a stockholder nor a principal in VMC. The Company believes that the terms of the Lease are no less favorable to the Company than could have been obtained from an unrelated third party.

Employment Agreements
- - ---------------------
 The Company has entered into employment agreements with Messrs. Taylor, DeLacey, Girard, Slezak, and Wnorowski.
These agreements have no stated term and may be terminated by the Company at any time. Upon a termination without cause, Messrs. DeLacey, Girard, Slezak and Wnorowski are entitled to receive a payment equal to six months of their base salary (plus accrued bonuses), and Dr. Taylor is entitled to receive a payment equal to one year's base salary for the life of his Agreement. In the event that a majority of the outstanding Common Stock is ever controlled by a person or an affiliated group of persons other than Messrs. Carr and Jones, all unvested options granted to Messrs. Taylor, DeLacey, Girard, Slezak, and Wnorowski (1,027,959 shares as of March 31, 1995) will become immediately vested.

Employee Severance Benefit Plan
- - --------------------------------
 The Company considers it essential to the best interest of its stockholders to foster the continuous employment of its personnel. In this regard, the Board of Directors of the Company recognizes that, as is the case with many corporations, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among employees, may result in the departure or distraction of personnel to the detriment of the Company, its stockholders and its customers. Therefore, in May 1991, the Board of Directors adopted the Employee Severance Benefit Plan ("Severance Plan"), under which the Company will provide certain benefits to eligible employees in the event that a change in control (as defined in the Severance Plan) of the Company occurs and the employees' employment with the Company is terminated within twelve months after the change in control other than for cause or disability, or by the employee for good reason (as such terms are defined in the Severance Plan). In any such event, the Company will (i) pay to the employee fifty percent (50%) of his or her annual salary (in the case of an employee who has been employed by the Company for less than one year) or one hundred percent (100%) of his or her annual salary (in the case of an employee who has been employed by the Company for more than one year), reduced by the amount of any other severance benefits payable by the Company to the employee,
(ii) provide to the employee life, disability, accident and health insurance benefits for a period of one year after termination and (iii) accelerate the vesting of each stock option held by the employee.

 All full-time employees of the Company or its subsidiaries who have been employed for at least 90 days automatically participate in the Severance Plan. As of March 31, 1995, approximately 318 employees were entitled to participate in the Severance Plan. The Severance Plan commenced on May 9, 1991 and automatically continues for additional one year periods thereafter unless at least six months prior to the beginning of any calendar year, the Board of Directors elects
not to extend the term.   The Severance Plan may be
terminated or amended by the Board of Directors at any time, except that the Severance Plan may not be terminated or amended after the occurrence of a change in control (as defined in the Severance Plan).

RATIFICATION AND APPROVAL OF BOARD OF DIRECTORS ADOPTION
OF 1995 EMPLOYEE STOCK PURCHASE PLAN

 Because the final offering under the Company's 1993 Employee Stock Purchase Plan will terminate on August 31, 1995, and because management believes it advisable and in the best interest of the Company to continue to encourage stock ownership by employees of the Company, on March 1, 1995 the Board of Directors of the Company adopted, subject to ratification by the stockholders, the 1995 Employee Stock Purchase Plan (the "1995 Stock Purchase Plan") covering 200,000 shares of the Company's Common Stock. The 200,000 shares available for issuance under the 1995 Stock Purchase Plan are less than 1% of the outstanding Common Stock on March 31, 1995.

 Summary of the Plan
 -------------------
 The 1995 Stock Purchase Plan is in all material respects similar to the 1993 Stock Purchase Plan. The effect of the adoption of the 1995 Stock Purchase Plan will be to extend the benefits provided by the 1993 Stock Purchase Plan for another two years. The 1995 Stock Purchase Plan is summarized below. This summary is qualified in all respects by reference to the full text of the 1995 Stock Purchase Plan, which appears as Appendix A to this Proxy Statement.

 The 1995 Stock Purchase Plan consists of four semiannual offerings of 50,000 shares each. The number of shares available for an offering may be increased, at the election of the Board of Directors, by the shares, if any, which were made available but not purchased during the previous offerings. The first offering under the 1995 Stock Purchase Plan will commence on September 1, 1995, or such time thereafter as the Company shall have qualified and registered all the shares subject to the 1995 Stock Purchase Plan under applicable Federal and state securities laws, and will end on February 28, 1996 . The second offering will commence on March 1, 1996 and end on August 31, 1996. The third offering will commence on September 1, 1996 and terminate on February 28, 1997 and the final offering will commence on March 1, 1997 and terminate on August 31, 1997. The maximum number of shares issuable under the 1995 Stock Purchase Plan will be subject to adjustment for any dividend, stock split or other relevant change in the Company's capitalization.

 With certain exceptions, all full-time employees, including officers and directors, who have been employed by the Company or an eligible subsidiary for at least three months, are eligible to participate in the 1995 Stock Purchase Plan. As of March 31, 1995, approximately 318 employees of the Company would have been eligible to participate. However, no person will be eligible to participate in the 1995 Stock Purchase Plan if he or she possesses at least 5% of the voting power of the Company's Common Stock. The purchase of shares under the 1995 Stock Purchase Plan is voluntary, and the Company cannot now determine the number of shares to be purchased under such plan by any person or group.

 During each semiannual offering, the maximum number of shares which may be purchased by a participating employee is determined on the first day of the offering period under a formula whereby 85% of the market value of a share of the Company's Common Stock on the first day of the offering is divided into an amount equal to 6% of that employee's annualized base pay (as defined in the 1995 Stock Purchase
Plan). An employee may elect to have up to ten percent of his or her base pay withheld from his or her pay for this purpose. The price at which the employee may purchase shares is the lower of (i) 85% of the last sale price of the Common Stock on the Nasdaq National Market System on the date that the offering commenced, or (ii) 85% of such price on the day that the offering terminates. The last sale price of the Company's Common Stock on the Nasdaq Market on March 31, 1995 was $15.75.

Amendment and Administration of the Plan
- - ----------------------------------------
 The 1995 Stock Purchase Plan is administered by the Compensation Committee, which is authorized to decide questions of eligibility and to make rules and regulations for the administration and interpretation of the 1995 Stock Purchase Plan, subject to final authority of the Board of Directors. The Board of Directors of the Company may at any time, and from time to time, modify, terminate or amend the 1995 Stock Purchase Plan in any respect, except that if at any time the approval of the stockholders of the Company is required as to such modification or amendment under (i)
Section 423 of the Code, or (ii) under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor provisions ("Rule 16b-3"), or (iii) under any applicable listing requirements, the Board of Directors may not effect such modification or amendment without such approval.

 The termination or any modification or amendment of the 1995 Stock Purchase Plan shall not, without the consent of a participant, affect his or her rights under a purchase option previously selected by the participant. With the consent of the participant affected, the Board of Directors may amend outstanding purchase options in a manner not inconsistent with the terms of the 1995 Stock Purchase Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the 1995 Stock Purchase Plan and of any purchase options previously granted under the 1995 Stock Purchase Plan to the extent necessary to ensure the continued qualification of the 1995 Stock Purchase Plan under
Section 423 of the Code and Rule 16b-3. The 1995 Stock Purchase Plan also contains provisions relating to the disposition of the options in the event of certain mergers or other significant transactions involving the Company.

Federal Income Tax Consequences
- - -------------------------------
 The following is a summary of the federal income tax treatment of the stock purchased under the 1995 Stock
Purchase Plan. For precise advice as to any specific transactions, a recipient should consult his or her tax advisor since tax treatment can vary.

 The 1995 Stock Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of
Section 423 of the Code, which provides that the participant does not have to pay any federal income tax upon joining the 1995 Stock Purchase Plan or when an offering ends and he or she receives shares of Common Stock. The participant is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price that he or she paid for them. If the participant has owned the shares for more than one year and disposes of them at least two years after the date the offering commenced, he or she will be taxed as follows. If the sale price of the shares is equal to or less than the price paid for the shares under the 1995 Stock Purchase Plan, the participant will incur a long-term capital loss in the amount equal to the price paid over the sale price. If the sale price is higher than the price paid under the 1995 Stock Purchase Plan, the participant will recognize ordinary income in an amount equal to the lesser of (i) the market price of the shares on the day the offering commenced over the price paid, or (ii) the excess of the sale price over the price paid. Any further gain is treated as long-term capital gain.

 If the employee sells the shares before he or she has owned them for more than one year or before the expiration of a two-year period commencing on the day the offering period commenced, the employee will have to recognize ordinary income on the amount of the difference between the purchase price and the market price of the shares on the date of purchase and the Company will receive an expense deduction for the same amount. The employee will recognize a capital gain or loss (long or short-term, depending on the period the employee has owned the shares) for the difference between the sale price and the market price on the date of purchase. Other than as described above, the Company will not be entitled to a tax deduction upon the purchase or sale or shares under the 1995 Stock Purchase Plan.

 THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS IN THE
BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND
RECOMMENDS A VOTE "FOR" THIS PROPOSAL.
- - -------------------------------------------------------------
RATIFICATION AND APPROVAL OF THE BOARD OF DIRECTORS ADOPTION
OF 1995 DIRECTOR STOCK OPTION PLAN

 Because the 1992 Director Stock Option Plan terminated in 1994, and because the Board of Directors believes it is necessary to attract and retain qualified individuals as directors, on March 1, 1995, the Board of Directors adopted, subject to ratification by the stockholders, the Company's 1995 Director Stock Option Plan (the "1995 Director Plan"). The purpose of the 1995 Director Plan is to encourage ownership of stock of the Company by outside (non-employee) directors whose continued services are essential to the Company's future progress, and to provide them with an additional incentive to serve as directors of the Company. Set forth below is a summary of the provisions of the 1995 Director Plan. This summary is qualified in all respects by reference to the full text of the 1995 Director Plan, which appears as Appendix B to this Proxy Statement.

Summary of the Plan
- - -------------------
 The 1995 Director Plan provides for the grant to outside directors of the Company of options to purchase shares of Common Stock. Only directors of the Company who are not employees of the Company are eligible to receive options under the 1995 Director Plan. In any event, no options may be granted under the 1995 Director Plan to Greg C. Carr, a founder of the Company and currently Chairman of the Board of Directors. A total of 180,000 shares of the Company's Common Stock may be issued under the 1995 Director Plan (subject to an adjustment for any dividend, stock split or other relevant changes in the Company's capitalization).

 The 1995 Director Plan provides that an option to purchase 30,000 shares of Common Stock of the Company shall be granted to eligible directors on March 1, 1995. Accordingly, on March 1, 1995, Messrs. Connaughton, Leonard, Norberg and Snelling each received an option to purchase 30,000 shares of Common Stock at an exercise price of $12.63 per share, subject to ratification of the 1995 Director Plan by the stockholders of the Company. The 1995 Director Plan also provides that an option to purchase 30,000 shares shall be granted to an eligible director upon his or her initial election as a director. All options granted under the 1995 Director Plan vest and become exercisable in increments of 10,000 each on the date of the first, second and third annual meetings of the stockholders after the date of grant.

 Each option granted under the 1995 Director Plan has an exercise price equal to the closing sale price of the Common Stock on the Nasdaq National Market on the date of grant.
The exercise price of each option may be paid in cash, shares of Common Stock of the Company or any combination thereof. Options are not transferable or assignable other than upon the death of the optionee or pursuant to a Qualified Domestic Relations Order, nor may an option be assigned or pledged by the optionee or be subject to execution, attachment or similar process.

 An optionee may exercise his or her option only while he or she is a director of the Company, or up to three (3) years after he or she ceases to be a director of the Company. All options granted under the 1995 Director Plan terminate on the tenth anniversary of the date of grant.

Amendment and Administration of the Plan
- - ----------------------------------------
 The Board of Directors may suspend or discontinue the 1995 Director Plan or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company, no amendment may (i) change the number of shares subject to the 1995 Director Plan, (ii) change the designation of the class of directors eligible to receive options under the 1995 Director Plan or (iii) materially increase the benefits accruing to participants under the 1995 Director Plan. The 1995 Director Plan also contains certain provisions relating to the disposition of options in the event of certain mergers or other significant transactions involving the Company. In addition, the Board of Directors may not amend the 1995 Director Plan more frequently than once in any six-month period. The 1995 Director Plan will terminate upon the earlier to occur of (i) December 31, 1998, or (ii) the date on which all shares available for issuance under the 1995 Director Plan shall have been issued pursuant to the exercise of options granted under the 1995 Director Plan.

Federal Income Tax Consequences
- - -------------------------------
 The following is a summary of the federal income tax treatment of the options granted under the 1995 Director
Plan. For precise advice as to any specific transactions, a recipient should consult his or her tax advisor since tax treatment can vary.

 No taxable income is recognized by the optionee upon the grant of an option under the 1995 Director Plan. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price (and the Company is required to withhold an appropriate amount for tax purposes). Upon the exercise of an option within six months from the date of grant, no income will be recognized by the optionee until six months have expired from the date the option was granted, and the income then recognized will include any appreciation in the value of the shares during the period between the date of exercise and the date six months after the date of grant (unless the optionee makes an election under Section 83(b) of the Code to have the difference between the exercise price and fair market value at the time of exercise recognized as ordinary income as of the time of exercise). The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee, subject to the limitations of Section 162(m) of the Code. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

 THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS IN THE
BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND
RECOMMENDS A VOTE "FOR" THIS PROPOSAL.
- - -------------------------------------------------------------
APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK TO 60,000,000 SHARES

 On March 1, 1995, the Board of Directors adopted, subject to stockholder approval, an Amendment to the Company's Certificate of Incorporation authorizing an increase in the number of shares of Common Stock authorized for issuance from 35,000,000 to 60,000,000 ("Amended Certificate"). As of
March 31, 1995, the Company had a total of 24,851,397 shares of Common Stock outstanding and 3,785,249 shares reserved for issuance under its various stock plans and stockholder rights plan.

 If the Amended Certificate is approved, the additional authorized shares of Common Stock would be available for issuance in the future for corporate purposes, including without limitation, financings, acquisitions, stock splits, stock dividends and management incentive, employee benefit and stockholder rights plans, as the Board may deem advisable, in certain cases without the necessity of further stockholder action. The issuance of additional shares of Common Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, would have the effect of diluting the Company's current stockholders. The issuance of additional shares, through the Company's Stockholder Rights Plan or otherwise, could also have the effect of making it more difficult for a third party to acquire control of the Company and to remove management. The Company is not aware of any attempts on the part of a third party to effect a change of control of the Company. The purpose of this Amended Certificate is to provide shares for issuance in connection with the Company's existing stock option, incentive and purchase plans, the stock option and purchase plans submitted for approval at the Annual Meeting and, if required under its terms, the Company's Stockholder Rights Plan. Other than in connection with such plans, the Company has no present intention or plans to issue any shares of Common Stock.

 THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS IN THE
BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND
RECOMMENDS A VOTE "FOR" THIS PROPOSAL.
- - --------------------------------------------------------------------------
OTHER MATTERS

 Coopers & Lybrand, the Company's independent auditors since
1989, will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders.

 The Board of Directors knows of no other business which will be presented at the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed Proxy will take action, and vote the shares represented by the Proxies, in accordance with their judgment on such matters.

 The Company will bear all expenses in connection with the solicitations of proxies, including preparing, assembling and mailing the Proxy Statement. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for purposes of soliciting proxies.

Deadline for Submission of Stockholder Proposals
- - ------------------------------------------------
 Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Company at its principal offices not later than January 16, 1996 for inclusion in the Proxy Statement for that meeting.

 STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED JANUARY 31, 1995 BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, BOSTON TECHNOLOGY, INC., 100 QUANNAPOWITT PARKWAY, WAKEFIELD, MASSACHUSETTS 01880.

                                        By Order of the Board of Directors

                                        /s/ Carol B. Langer
                                        -------------------
May 16, 1995                            Carol B. Langer, Secretary

                            Appendix A

                        BOSTON TECHNOLOGY, INC.
                        1995 EMPLOYEE STOCK PURCHASE PLAN

1. Purposes.

 The 1995 Employee Stock Purchase Plan of Boston Technology, Inc. (the "Plan") is intended to provide a method whereby employees of Boston Technology, Inc. and its subsidiary corporations, if any (hereinafter collectively referred to, unless the context otherwise requires, the "Company"), will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2. Definitions.

 (a) "base pay" means regular straight-time earnings (as the same may be adjusted from time to time) but excluding payments for overtime, shift differentials, incentive compensation, sales commissions, bonuses and other special payments.

 (b) "employee" means any person who is customarily employed for 20 or more hours per week and more than five months in a calendar year by the Company or by a subsidiary corporation.

 (c) "Offering Commencement Date" means the applicable date on which an Offering under the Plan commences pursuant to Paragraph 4.

 (d) "Offering Termination Date" means the applicable date on which an Offering under the Plan terminates pursuant to Paragraph 4.

 (e) "subsidiary corporation" means any present or future corporation which (i) is a "subsidiary corporation" as that term is defined in Section 424 (f) of the Code and (ii) is designated as a participant in the Plan by the Board of Directors or Committee described in Paragraph 13.

3. Eligibility.

 (a) Any employee who shall have completed three months of employment and shall be employed by the Company on the applicable Offering Commencement Date shall be eligible to participate in the Plan.

 (b) Any provision of the Plan to the contrary notwithstanding, no employee shall be granted an option to participate in the Plan:

  (i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary corporation (for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

  (ii) which permits his or her rights to purchase stock under all employee stock purchase plans maintained by the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock
(determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

                      - A1-

4. Offering Dates.

 The Plan will be implemented by four semiannual offerings (referred to herein collectively as "Offerings" and individually as an "Offering") of a maximum of 50,000 shares each (subject to adjustment as provided in Paragraphs 12(a) and 17) of the Common Stock of the Company ("Common Stock"), subject to Paragraphs 12, 17 and 22 below, as follows:

  (i) Offering I shall commence on September 1, 1995 and terminate on February 28, 1996.

  (ii) Offering II shall commence on March 1, 1996 and terminate on August 31, 1996.

  (iii) Offering III shall commence on September 1, 1996 and terminate on February 28, 1997.

  (iv) Offering IV shall commence on March 1, 1997 and terminate on August 31, 1997.

Participation in any one Offering under the Plan shall neither limit, nor require, participation in any other
Offering.

5. Participation.

 All eligible employees will become participants in an Offering on the applicable Offering Commencement Date. Payroll deductions, if any, for a participant shall commence on the applicable Offering Commencement Date of the Offering and shall end on the Offering Termination Date of such Offering, unless sooner terminated pursuant to Paragraph 10.

6. Payroll Deductions.

 (a) Participants may elect to have amounts withheld from their base pay by completing an authorization for a payroll deduction ("Authorization") on the form provided by the Company and filing it with the Company's Director of Treasury Operations. At the time a participant files his or her Authorization for a payroll deduction, the participant shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at the rate of 0, 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10%
of his or her annualized base pay. If a participant has not filed an Authorization for a previous Offering or for the applicable Offering at least seven (7) days prior to the applicable Offering Commencement Date, he or she shall be deemed to have filed an Authorization electing to withhold 0% of his or her annualized base pay.

 (b) All payroll deductions made for the participant shall be credited to his or her account maintained by the Company under the Plan. A participant may not make any separate cash payment into such account.

 (c) Except as provided in Paragraph 8(b) or 10, a participant may only make changes to the rate of deductions from his or her annualized base pay, on not more than one occasion during an Offering, by completing a new Authorization on the form provided by the Company and filing it with the Company's Director of Treasury Operations as provided herein. Such new Authorization shall be effective upon the commencement of the first pay period subsequent to its filing. A participant may change his or her Authorization only once during any Offering.

7. Granting of Option.

 (a) For each of the Offerings, a participating employee shall be deemed to have been granted an option (the "Option"), on the applicable Offering Commencement Date, to purchase a maximum number of shares of the Common Stock equal to an amount determined as follows: 85% of the market value of a share of the Company's Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to 6% of the employee's annualized base pay as of such Offering Commencement Date. For all purposes of the Plan, the market value of the Company's Common Stock shall be determined as provided in subparagraph (b) below.

 An employee's "annualized base pay" for any Offering shall be determined as follows: (i) for any employee who was employed by the Company for an entire twelve-month period

                     -A2-
ending on the day prior to the Offering Commencement Date, the employee's total base pay for such twelve-month period;
(ii) for any employee not employed for the entire twelve-month period, the sum of the base pay earned in each of the full calendar months prior to the Offering Commencement Date during which the employee was employed by the Company, divided by the number of full calendar months for which the employee was employed, multiplied by twelve.

 (b) The purchase price of a share of Common Stock purchased with payroll deductions made during each Offering (the
"Option Exercise Price") shall be the lower of:

  (i) 85% of the last sale price of the Common Stock on the Nasdaq National Market (or on such other national securities exchange on which the Common Stock is then traded) as reported in The Wall Street Journal, on the applicable Offering Commencement Date (or on the next regular business date on which shares of Common Stock shall be traded if no shares of Common Stock shall have been traded on such Offering Commencement Date); or

  (ii) 85% of the last sale price of Common Stock on the Nasdaq National Market (or on such other national securities exchange on which the Common Stock is then traded) as reported in The Wall Street Journal, on the applicable Offering Termination Date (or on the next regular business date on which shares of Common Stock shall be traded if no shares of Common Stock shall have been traded on such Offering Termination Date).

8. Exercise of Option.

 With respect to each Offering during the term of the Plan:

 (a) Unless a participant gives written notice of withdrawal to the Company as provided in Paragraphs 8(b) and 10, his or her Option will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions (without interest) in his or her account maintained by the Company under the Plan at that time will purchase at the applicable Option Exercise Price (but not in excess of the number of shares for which options have been granted to the employee pursuant to Paragraph 7(a)), and any excess in his or her account at that time will be returned to him or her, with interest as determined by the Committee prior to each Offering Commencement Date, based on the assumption that such excess comprises funds most recently deducted from the participant's pay; provided that any excess returned on account of fractional shares will not be credited with any interest.

 (b) By written notice to the Director of Treasury Operations of the Company at any time prior to the Offering Termination Date applicable to any such Offering, a participant may elect to withdraw all, but not less than all, of the accumulated payroll deductions in his or her account at such time, with interest as determined by the Committee prior to each Offering Commencement Date.

 (c) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be returned to an employee without interest promptly following the termination of an Offering.

9. Delivery.

 As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the certificate or certificates representing the shares of Common Stock purchased upon the exercise of such participant's Option.

10. Withdrawal.

 (a) As indicated in Paragraph 8(b), a participant may withdraw payroll deductions credited to his or her account with the Company under any Offering at any time prior to the applicable Offering Termination Date by giving written notice of withdrawal to the Director of Treasury Operations. All of the participant's payroll deductions credited to his or her account will be paid to the participant promptly after receipt of such notice of withdrawal and no further payroll deductions will be made from his or her pay during such Offering. The Company may, at its option, treat any attempt

                      -A3-
by an employee to borrow on the security of accumulated payroll deductions as an election, under Paragraph 8(b), to withdraw such deductions.

 (b) A participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar Plan which may hereafter be adopted by the Company. Notwithstanding the foregoing, employees who are also directors or officers of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder may not participate again for a period of at least six months as provided in Rule 16b-3 (d) (2) (i) or any successor provision.

 (c) Upon termination of the participant's employment for any reason, including retirement but excluding death or disability, while in the employ of the Company, the payroll deductions credited to his or her account will be returned to the participant, with interest as determined by the Committee prior to each Offering Commencement Date, or, in the case of his or her death subsequent to the termination of employment, to the person or persons entitled thereto under Paragraph 14.

 (d) Upon termination of the participant's employment because of disability or death, the participant or his or her beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Company's Director of Treasury Operations prior to the expiration of the period of 30 days commencing with the date of the disability or death of the participant, either

  (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

  (ii) to exercise the participant's Option on the Offering Termination Date next following the date of the participant's disability or death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the participant's account at the date of the participant's disability or death will purchase at the applicable Option Exercise Price, and any excess in such account will be returned to the participant or said beneficiary.

 If no such written notice of election is received by the Director of Treasury Operations, the participant or beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's disability or death and the same will be paid promptly to the participant or said beneficiary with interest as determined by the Committee prior to each Offering Commencement Date.

11. Interest.

 No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee except upon withdrawal as provided under Paragraphs 8(b) and 10 or upon the return of payroll deductions as provided under Paragraphs 8(a) and 12(a). In the event of the return of excess payroll deductions under Paragraphs 8(a) and 12(a), interest thereon, if any, shall be computed assuming that such excess comprises funds most recently deducted from the participant's pay.

12. Stock.

 (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan during any Offering under the Plan shall be 50,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17. If the total number of shares for which Options are exercised on any Offering Termination Date in accordance with Paragraph 8 exceeds 50,000, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him or her as promptly as possible, with interest on such balance at the rate determined by the Committee prior to each Offering Commencement Date, based on the assumption that such excess comprises funds most recently deducted from the participant's pay. If less than 50,000 shares are purchased during an Offering, the amount not purchased may be carried over to and made available during any subsequent Offering.

                      -A4-

 (b) The participant will have no interest in Common Stock covered by his or her Option until such Option has been exercised.

 (c) Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs, by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

13. Administration.

 The Plan shall be administered by the Compensation Committee appointed by the Board of Directors of the Company (the committee so designated by the Board of Directors shall hereinafter be referred to as the "Committee"). The officer of the Company charged with day-to-day administration of the Plan shall, for matters involving the Plan, be an ex-officio member of the Committee. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee, subject, however, at all times to the final approval of the Board of Directors of the Company. Such rules may include, without limitation, restrictions on the frequency of changes in withholding rates. Determinations made by the Committee and approved by the Board of Directors of the Company with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended or repealed by the Committee or the Board of Directors of the Company.

14. Designation of Beneficiary.

 A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash in the event of the death of the participant prior to the delivery of such shares or cash to the participant. Such designation of beneficiary may be changed by the participant at any time by written notice to the Company's Director of Treasury Operations. Within 30 days after the participant's death, the beneficiary may, as provided in Paragraph 10(d), elect to exercise the participant's Option when it becomes exercisable on the Offering Termination Date of the then current Offering. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death, (of a beneficiary validly designated by the participant under the Plan) and upon and notice of election of the validly designated beneficiary to exercise the participant's Option, the Company shall deliver such cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may determine. No beneficiary shall prior to the death of the participant by whom he or she has been designated acquire any interest in the stock or cash credited to the participant's account maintained by the Company under the Plan.

15. Transferability.

 Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 8(b).

16. Use of Funds.

 All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

                        -A5-

17. Effects of Changes of Common Stock.

 In the event of any changes of outstanding shares of the Common Stock by reason of stock dividends, subdivisions, combinations and exchanges of shares, recapitalizations, mergers in which the Company is the surviving corporation, consolidations, and the like, the aggregate number and class of shares available under the Plan and Option Exercise Price per share shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive. Any such adjustments may provide for the elimination of any fractional shares which would otherwise become subject to any Options.

18. Amendment or Termination.

 (a) The Board of Directors of the Company may at any time, and from time to time, modify, terminate or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required as to such modification or amendment under (i) Section 423 of the Code, or (ii) under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor provisions ("Rule 16b-3"), or (iii) under any applicable listing requirements, the Board of Directors may not effect such modification or amendment without such approval.

 (b) The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect his or her rights under an Option previously granted to him or her. With the consent of the participant affected, the Board of Directors may amend outstanding Options in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any Options previously granted under the Plan to the extent necessary to ensure the continued qualification of the Plan under Section 423 of the Code and Rule 16b-3.

19. Notices.

 All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Company's
Director of Treasury Operations.

20. Merger or Consolidation.

 If the Company shall at any time merge into or consolidate with another corporation and the Company is the surviving entity, the holder of each Option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the automatic exercise of such Option under Paragraph 8(a) (unless previously withdrawn pursuant to Paragraph 10) for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board of Directors of the Company shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of Paragraph 17 shall thereafter be applicable, as nearly as reasonably practicable, to such securities or property. In the event of a merger or consolidation in which the Company is not the surviving entity, or of a sale of all or substantially all of the assets of the Company, the Plan shall terminate, and all payroll deductions credited to participants' accounts shall be returned to them, with interest as determined by the Committee prior to each Offering Commencement Date; provided, however, that the Board of Directors may, in the event of such merger, consolidation or sale, accelerate the Offering Termination Date of the Offering then in effect and permit participants to purchase shares under the Plan at such accelerated Offering Termination Date.

21. Approval of Stockholders.

 The Plan has been adopted by the Board of Directors of the Company, but all grants of Options shall be conditional upon the ratification and approval of the Plan by the stockholders of the Company within twelve months after the adoption of the Plan by the Board of Directors.

                       -A6-

22. Registration and Qualification of the Plan Under
Applicable Securities Laws.

 Notwithstanding anything to the contrary herein, no Option shall be granted under the Plan until such time as the Company has qualified or registered the shares which are subject to the Options under all applicable state and federal securities laws to the extent required by such laws. In the event the shares shall not have been so qualified and registered prior to the date an Offering is scheduled to commence, the Offering Commencement Date shall be the date upon which the registration of the shares and other qualification shall have become effective.

        Adopted by the Board of Directors on March 1, 1995


                        -A7-

                     Appendix B

BOSTON TECHNOLOGY, INC.
1995 DIRECTOR STOCK OPTION PLAN

1. Purpose.

 The purpose of this 1995 Director Stock Option Plan (the "Plan") of Boston Technology, Inc. (the "Company") is to encourage ownership in the Company by outside (non-employee) directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to serve as directors of the Company.

2. Administration.

 The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic and non-discretionary in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan. No director shall be liable for any action or determination under the Plan made in good faith.

3. Participation in the Plan.

 Directors of the Company who are not employees of the Company shall be eligible to be granted options under the Plan; provided that, in any event, no options under the Plan shall be granted to Greg C. Carr.

4. Stock Subject to the Plan.

 (a) The maximum number of shares which may be issued under the Plan shall be 180,000 shares of the Company's Common
Stock, $.001 par value per share ("Common Stock"), subject to adjustment as provided in Section 9.

 (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

 (c) All options granted under the Plan shall be non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

5. Terms, Conditions and Form of Option Agreements.

 Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

 (a) Option Grant Dates. Options shall be granted automatically to all eligible directors as follows:

  (i) each eligible director shall be granted an option to purchase 30,000 shares of Common Stock on March 1, 1995; and

  (ii) upon the initial election of any eligible director as a director of the Company, such director shall be granted an option to purchase 30,000 shares of Common Stock.

 (b) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal
(i) the closing sale price per share of the Company's Common

                     -B1-

Stock on the Nasdaq National Market (or, if the Company is traded on a nationally recognized securities exchange on the date of grant, the reported closing sale price per share of the Company's Common Stock by such exchange) on the date of grant (or if no such price is reported on such date, such price as reported on the nearest preceding day) or (ii) if the Common Stock is not traded on the Nasdaq National Market or an exchange, the fair market value per share on the date of grant as determined by the Board of Directors.

 (c) Options Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), and shall be exercised during the lifetime of the optionee only by such optionee. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

 (d) Exercise Period.  Each option granted pursuant to
Section 5(a) above shall become exercisable on a cumulative basis as to one-third of the shares subject to the option on the date of each of the first, second and third annual meeting of stockholders of the Company following the date of grant; provided, however, that (i) no option granted under the Plan may be exercised more than three years after the date the optionee ceases to serve as a director of the Company, (ii) all options granted under the Plan shall terminate on the tenth anniversary of the date of grant and
(iii) all options granted under the Plan are subject to
Section 12(a) below.

 (e) Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by payment in cash of the full consideration for the shares as to which they are exercised.

 (f) Payment of Purchase Price. Payment of the exercise price may be made, at the election of the optionee, (i) by delivery of cash or a check to the order of the Company in an amount equal to the exercise price, (ii) by delivery to the Company of shares of Common Stock of the Company already owned and held by the optionee for at least twelve months and having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) by any combination of such methods of payment. The fair market value of any shares of Common Stock that may be delivered upon exercise of an option shall be determined by the Company as of the date that such shares are delivered.

6. Assignments.

 The rights and benefits under the Plan may not be assigned, whether voluntarily or by operation of law, except as provided in Section 5(c).

7. Time for Granting Options.

 All options for shares subject to the Plan shall be granted, if at all, not later than December 31, 1998.

8. Limitation of Rights.

 (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

 (b) No Stockholder Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

9. Changes in Common Stock.

 (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with

                     -B2-
respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in
(i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each such share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

 (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either
(i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidation unless exercised by the optionee within a specified number of days following the date of such notice.

10. Amendment of the Plan.

 The Board of Directors may suspend or discontinue the Plan or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. The Plan may not be amended more than once in any six-month period.

11. Notice.

 Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

12. Miscellaneous Provisions.

 (a) Effective Date. The Plan shall become effective when ratified by the Company's stockholders. No option granted under the Plan may be exercised prior to such approval, and in the event such approval is not obtained all options granted hereunder shall immediately terminate.

 (b) Termination. The Plan shall terminate upon the earlier of (i) December 31, 1998, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

 (c) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.



        Adopted by the Board of Directors on March 1, 1995


                        -B3-

                         APPENDIX C

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, June 22, 1995.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Boston Technology, Inc.
                                                                   For All
                                               For     Withhold    Except

a) To fix the number of directors at six
   and elect the six nominees listed below.   ______    _______    _______

   Nominees: Greg C. Carr, Richard J. Connaughton, Herman B. Leonard,
             Joseph E. Norberg, Richard K. Snelling and Dr. John C.W. Taylor

   If you do not wish your shares voted "For" a particular nominee, mark the "All For Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominees.



b) To ratify and approve the Board of          For     Against     Abstain
   Directors adoption of the 1995 Employee
   Stock Purchase Plan as described in the
   Proxy Statement.                           ______    ______     _______



c) To ratify and approve the Board of          For     Against     Abstain
   Directors adoption of the 1995 Director
   Stock Option Plan as described in the
   Proxy Statement.                           ______    ______     _______



d) To approve an amendment to the Company's    For     Against     Abstain
   Certificate of Incorporation to increase
   the authorized Common Stock of the
   Company to 60,000,000 shares.              ______    ______     _______


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before said Meeting or any adjournment thereof.

A vote FOR each proposal is recommended by the Board of Directors.

Mark box at right if comments or address change has been noted on the reverse side of this card.


                       BOSTON TECHNOLOGY, INC.
    Proxy for Annual Meeting of Stockholders to be held June 22, 1995

The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Greg C. Carr, and Carol B. Langer, and each of them, attorneys or attorneys of the undersigned (with full power of substitution) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Boston Technology, Inc. (the "Company") to be held at the Marriott Hotel, 8A Centennial Drive, Peabody, Massachusetts, 01960, on Thursday, June 22, 1995 at 3:00 p.m. and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at the meeting the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in fiduciary, custodial or joint capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR PROPOSALS b, c AND d.

This proxy is solicited on behalf of the Board of Directors of the Company.


PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this Proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?
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